EXHIBIT
                                                    10.8

         AMENDMENT NO. 1 TO SHAREHOLDERS  AGREEMENT


            AMENDMENT NO. 1, dated as of October 30, 1997 (this "Amendment") to the Shareholders Agreement, dated as of September 24, 1996 (the "Shareholders Agreement"), among
Chelsea Computer Consultants, Inc., a New York Corporation having its principal place of business of business at 156 Fifth Avenue, New York, NY 10010 ("Corporation" ), Raymond T.
Sheerin, residing at 161 West 15th Street, New York, NY ("Sheerin"), Michael Altman, residing at 131 Fifth Avenue, New York, NY ("Altman") and Staff Builders, Inc., a New York Corporation having its principal place of business of business at 1983 Marcus Avenue, Lake Success, NY 11042 ("SB,Inc."),

            WHEREAS, the Corporation has redeemed all of the shares previously owned by Stephen Fleischman, and

            WHEREAS, SB, Inc. has pursuant to a Stock Purchase Agreement and Amendment No. 1 thereto by and among Staff Builders, Inc., Michael Altman, Stephen Fleischner, Raymond T. Sheerin and Chelsea Computer Consultants has exercised its option to purchase additional shares of the Corporation's stock from Sheerin and Altman at the Option Closing, and

            WHEREAS, the parties hereto have executed and delivered the Shareholders Agreement and have agreed to amend the Shareholders Agreement as set forth in this Amendment;

            NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

            SECTION 1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Shareholders Agreement.

            SECTION 2.  Article FIRST of the Shareholders
Agreement is amended by replacing such Article in its entirety with the following:

"FIRST:                 REPRESENTATIONS AS TO COMMON STOCK
                        OWNERSHIP

            Except with respect to the shares owned by SBI, Inc. which are pledged to Mellon Bank N.A. as security for a certain loan, the SHAREHOLDERS represent and warrant that given effect to consummation sale of shares at the Option Closing that each is the owner and holder of the number of shares of the capital common stock of the CORPORATION as specified below, and that all of said shares are owned free and clear of all liens and encumbrances:


                                                      PERCENTAGE
NAME OF                    NUMBER OF COMMON           ISSUED AND
SHAREHOLDER                 SHARES OWNED              OUTSTANDING
Raymond T. Sheerin                   84.46               9.19%
Michael Altman                       84.46               9.19%
Staff Builders, Inc.                750.08              81.82%"

            SECTION 3. The first paragraph of Article SECOND of the Shareholders Agreement is amended by replacing such paragraph in its entirety with the following:

"SECOND:                PROCEDURE REQUIRED IN THE SALE OF
                        COMMON STOCK

             A.   VOLUNTARY SALE
            Each of the parties hereto agrees not to sell, assign, transfer, mortgage, alienate, hypothecate or in any way encumber or dispose of the shares of common stock of the CORPORATION which each now owns or which each may hereafter acquire, or any part thereof, without the express written consent of the CORPORATION and all of the then existing SHAREHOLDERS and then only under the following specific terms and conditions:"

SECTION 4. Article TENTH of the Shareholders Agreement is amended by replacing such Article in its entirety with the following:

"TENTH:                 SHAREHOLDER VOTING

            A. Each SHAREHOLDER shall vote the shares of the CORPORATION'S common stock owned by SHAREHOLDER at all meetings of the CORPORATION'S
SHAREHOLDERS for the election of SHEERIN, ALTMAN and three (3) directors nominated by SB, Inc. as the sole directors of the CORPORATION and for the election of any other directors by unanimous vote of the SHAREHOLDERS.

            B. Each SHAREHOLDER shall vote at all meetings of the Board of Directors for the election as officers of the CORPORATION the following persons and no others:

          President:                                      Michael Altman
          Vice President:                                 Raymond T. Sheerin
          Secretary/Treasurer:                            Raymond T. Sheerin

            C. The SHAREHOLDERS shall vote at all meetings of SHAREHOLDERS in person or by proxy. Votes representing
65% of the outstanding shares of the CORPORATION shall be required for the approval of the following action taken by the
SHAREHOLDERS:

            1.    Liquidation or sale of assets outside the ordinary
                        course of business;
            2.    Merger or consolidation;
            3.    Corporation name change;
            4.    Creation of new subsidiary;
            5.    Recapitalization;
            6.    Increase in authorized shares; and
            7.    Dividend distribution

            D. The SHAREHOLDERS agree and acknowledge that the voting requirements and other provisions regulating the rights, duties and obligations of shareholders, as set forth in this Agreement, are and may be contrary to and conflict with the Certificate of Incorporation, the By-Laws of the CORPORATION and certain provisions of the Business
Corporation Law of the State of New York. Accordingly, the SHAREHOLDERS agree as to each other and as a group of amend the Certificate of Incorporation and By-Laws of the Corporation to reflect the voting requirements set forth in paragraph C above."

            SECTION 5.  A new Article NINETEENTH  of the
Shareholders Agreement is hereby added as follows:

"NINETEENTH:                        TERMINATION

It is hereby agreed that upon the public offering of any equity security of the CORPORATION this Shareholder Agreement shall terminate."


            IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year first above written.

                                    CHELSEA COMPUTER
                                    CONSULTANTS, INC.

                                    By: /s/Michael Altman

                                    Name: Michael Altman
                                    Title:President

                                     /s/ Raymond T. Sheerin
                                    RAYMOND T. SHEERIN

                                     /s/ Michael Altman
                                     MICHAEL ALTMAN


                                    STAFF BUILDERS, INC.

                                    By:/s/ Stephen Savitsky
                                    Name: Stephen Savitsky
                                    Title:Chairman of the Board,CEO